As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acumen Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4108129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

427 Park St.

Charlottesville, VA 22902

(434) 297-1000

(Address of principal executive offices, including zip code)

Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan

Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Daniel O’Connell

Chief Executive Officer

Acumen Pharmaceuticals, Inc.

427 Park St.

Charlottesville, VA 22902

(434) 297-1000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Darren DeStefano

Sarah Sellers

Katherine Denby

Cooley LLP

11951 Freedom Dr. 14th Floor

Reston, Virginia 20190

(703) 456-8039

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Acumen Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 2,023,663 additional shares of its common stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, (ii) 18,148 additional shares of its common stock under the 2021 Plan pursuant to the provisions of the 2021 Plan providing that shares subject to outstanding stock options or other stock awards that were granted under the Registrant’s 2013 Amended and Restated Stock Performance Plan (the “Prior Plan”) that terminate or expire prior to exercise or settlement, are settled in cash, are forfeited or repurchased because of the failure to vest, or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price in accordance with the terms of the Prior Plan become available for issuance under the 2021 Plan, and (iii) 404,732 additional shares of its common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan the “Plans”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its common stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on July 2, 2021 (File No. 333-257666). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 28, 2022.

(b)

The description of the Registrant’s common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on June 28, 2021 (File No 001-40551) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

(c)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40551	3.1	July 7, 2021

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-40551	3.2	July 7, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young, LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2021 Equity Incentive Plan and Forms of Option Grant Notice and Agreement, Exercise Notice, Early Exercise Notice and Restricted Stock Award Notice.	S-1/A	333-256945	10.3	June 24, 2021

99.2	2021 Employee Stock Purchase Plan	S-1/A	333-256945	10.2	June 24, 2021

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, Commonwealth of Virginia, on March 29, 2022.

ACUMEN PHARMACEUTICALS, INC.

By:	/s/ Daniel O’Connell
Daniel O’ Connell
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel O’Connell and William Matthew Zuga, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel O’Connell Daniel O’Connell	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2022

/s/ William Matthew Zuga William Matthew Zuga	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	March 29, 2022

/s/ Nathan B. Fountain Nathan B. Fountain, M.D.	Director	March 29, 2022

/s/ Jeffrey L. Ives Jeffrey L. Ives, Ph.D.	Director	March 29, 2022

/s/ Sean Stalfort Sean Stalfort	Director	March 29, 2022

/s/ Laura Stoppel Laura Stoppel, Ph.D.	Director	March 29, 2022

/s/ Jeffrey Sevigny Jeffrey Sevigny, M.D.	Director	March 29, 2022